UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 15, 2002
Date of Report (date of earliest event reported)

WIRELESS FACILITIES, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-27231	13-3818604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4810 Eastgate Mall
San Diego, California 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 228-2000

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

      On November 15, 2002, Wireless Facilities, Inc. announced that Thomas Munro would be stepping down as President in early 2003, but would continue to be active with the Company as a consultant. The Company also announced that Masood Tayebi, the Company’s Chairman and CEO, would be assuming the responsibilities of President.

Item 7.  Financial Statements and Exhibits

      (c)  Exhibits

99.1	Press release of Wireless Facilities, Inc. dated November 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2002	WIRELESS FACILITIES, INC.

/s/ MASOOD TAYEBI
Name: Masood Tayebi
Title: Chairman and Chief Executive Officer

Index to Exhibits Filed with the Current Report on Form 8-K Dated November 15, 2002

Exhibit Number	Description

99.1	Press release of Wireless Facilities, Inc. dated November 15, 2002.